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                                                                   Ex-99.23.p(1)

                                THE GATEWAY TRUST
                                 CODE OF ETHICS
                          (adopted September 24, 2004)

1.1 OVERVIEW

      This Code of Ethics is based on the principle that every Trustee, director, officer and employee of The Gateway Trust or any investment adviser to The Gateway Trust is to place the interests of the shareholders of the Trust before his own personal interests at all times. Each Trustee, director, officer and employee is to avoid any actual or potential conflicts of interest with the Trust in all personal securities transactions. Each Trustee, director, officer and employee is to comply with the provisions of the Code of Ethics in all his personal securities transactions. Questions concerning this policy should be directed to the Fund's Administrator.

1.2 TERMS AND DEFINITIONS

      A.    Definitions (as used in this policy)

            1. "Trust" means The Gateway Trust, an Ohio business trust registered under the Investment Company Act of 1940.

            2. "Adviser" means any person who acts as investment adviser to any Fund.

            3. "Control" has the same meaning as set forth in Section 2(a)(9) of the Investment Company Act of 1940 (the "1940Act"). In summary, control means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

            4. "Client" means any person or entity for which Gateway acts as an investment adviser.

            5.    "Supervised Person" has the same meaning as set forth in
                  Section 202(a)(25) of the Investment Advisers Act of 1940. In summary, a supervised person is any officer, director, partner, and employee of an Adviser, and any other person who provides advice on behalf of an Adviser and is subject to the Adviser's supervision and control. Excepted from this definition is any "disinterested" Board member of the Trust and the Chief Compliance Officer of the Trust as long as such officer is not an employee, officer or director of an Adviser.

            6. "Access Person" means any trustee or officer of the Trust or any "advisory person" of a Fund.

            7.    "Advisory Person" of a Fund means:

                  a. Any employee of an Adviser (or of any company in a control relationship to an Adviser) who, in connection with his regular functions or duties, obtains nonpublic information regarding any Fund purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Fund;

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                  b.    Any employee of an Adviser (or of any company in a
                        control relationship to an Adviser) who, in connection with his regular functions or duties, is involved in making securities recommendations to a Fund, or who has access to such recommendations that are nonpublic; and

                  c.    Any "investment representative" of a Fund.

                  A person does not become an "advisory person" simply by virtue of (i) normally assisting in the preparation of public reports, or receiving public reports, but not receiving information about current recommendations or trading; or (ii) a single instance of obtaining knowledge of current recommendations or trading activity, or infrequently or inadvertently obtaining such knowledge.

            8.    "Investment Representative" means:

                  a.    Any portfolio manager of the Fund;

                  b. Any supervised person of an Adviser who, in connection with his regular functions or duties, makes, participates in, or executes the purchase or sale of a security by the Fund; and

                  c. Any supervised person of an Adviser whose functions relate to the making of any recommendations with respect to the purchase or sale of a security by the Fund.

                  A person does not become an "investment representative" simply by virtue of (i) normally assisting in the preparation of public reports, or receiving public reports, but not receiving information about current recommendations or trading; or (ii) a single instance of obtaining knowledge of current recommendations or trading activity, or infrequently or inadvertently obtaining such knowledge.

            9. "Beneficial Ownership" will be interpreted in the same manner as it would be in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires. For purposes of this policy, "Beneficial Ownership" includes, but is not limited to, securities held by members of a person's immediate family sharing the same household and securities over which a person has discretionary authority outside of his ordinary course of business.

            10. "Disinterested Trustee" means a trustee of the Trust who is not an "interested person" of the Trust within the meaning of
                  Section 2(a)(19) of the 1940 Act.

            11. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. Serious consideration includes the act of writing a trade ticket and entering an order with a broker.

            12. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

            13. "Limited Offering", also known as a "Private Placement Offering" means an offering that is exempt from registration under the 1933 Act.

            14. "Security" has the same meaning as set forth in Section 2(a)(36) of the 1940 Act, except that it does not include the following securities (the "Excluded Securities"):

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                  a.    Shares of registered open-end investment companies other
                        than shares of a Fund;

                  b.    Direct obligations of the United States government;

                  c. Bankers' acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;

                  d.    Shares issued by any money market fund;

            15.   "Fund" means any portfolio series of the Trust.

            16. "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

1.3 STANDARDS OF CONDUCT

      The Trust believes all Access Persons and employees, directors and officers of an Adviser, as fiduciaries to the Trust, have a duty of utmost good faith to act solely in the best interests of the Trust and each Fund. The Trust believes this fiduciary duty compels all Access Persons and employees, directors and officers of an Adviser to act with the utmost integrity in all dealings. This fiduciary duty is the core principle underlying this Code of Ethics, and represents the Trust's core expectations related to any activities of Access Persons and employees, directors and officers of an Adviser.

      Personal Conduct

            1.    Acceptance of Gifts

            Neither an employee, director or officer of an Adviser may accept in any calendar year gifts with a value of more than $100 from any person ("donor") that does business with or on behalf of the Trust, any Fund or any Adviser. This restriction does not apply to gifts in the form of an occasional meal, a ticket to a sporting event, theater or comparable entertainment, or an invitation to golf or participate in similar sporting activities for such person and his guests so long as (1) such gifts are neither so frequent nor so extensive as to raise any question of propriety and (2) such gifts are not preconditioned on the donor obtaining or maintaining a specified level of business with the Trust, any Fund or any Adviser.

            2.    Service as Director for an Outside Company

                  An Investment Representative may not serve on the Board of Directors of a publicly traded company without express prior approval from an individual designated by the Trust.

            3.    Initial Public Offerings ("IPO's") and Limited Offerings

                  An Advisory Person must obtain express prior approval from an individual designated by the Trust before he directly or indirectly acquires beneficial ownership in any security in an initial public offering or in a limited offering, including private placement offerings.

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1.4 PERSONAL SECURITIES TRADING POLICY

      A.    Prohibited Transactions

            1.    Prohibited Transactions of Investment Representatives

                  a. An Investment Representative of a Fund may not purchase or sell, directly or indirectly, any security (in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership) if a Fund has a pending buy or sell order in the same security until such order is executed or withdrawn.

                  b. An Investment Representative of a Fund may not purchase or sell, directly or indirectly, any security (in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership) if such security is being considered for purchase or sale by a Fund.

                  c. An Investment Representative of a Fund may not purchase or sell, directly or indirectly, any security (in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership) within three calendar days before or after the execution of a trade in the same security by the Fund.

                  d. An Investment Representative of a Fund may not purchase or sell, directly or indirectly, any index option contract in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

            2.    Prohibited Transactions of Access Persons

                  a. An Access Person may not purchase or sell, directly or indirectly, any security (in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership) if, to his actual knowledge, any Fund has a pending buy or sell order in the same security until the Fund's order is executed or withdrawn.

                  b. An Access Person may not purchase or sell, directly or indirectly, any security (in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership) if, to his actual knowledge, such security is being considered for purchase or sale by any Fund.

            3. Prohibited Transactions by Employees, Officers and Directors of the Adviser

                  An Adviser's employees, officers and directors may not purchase or sell, directly or indirectly

                        (a) any index option contract or

                              (b) shares of any closed-end investment company
                        advised (or sub-advised) by Gateway

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      B.    Pre-Clearance of Personal Securities Transactions

            Each Access Person (other than a Disinterested Trustee) must obtain approval from an individual designated by the Trust prior to purchasing or selling any security, the purchase or sale of which is not prohibited pursuant to Section 1.4 A of this policy.

            Once approved, the pre-clearance authorization is effective for two trading days. Failure to execute the transaction will void the pre-clearance approval.

      C.    Exempted Transactions

            The prohibitions described in Section 1.4 A of this policy and the pre-clearance requirements set forth in Section 1.4 B of this policy do not apply to the following transactions:

            a.    Purchases or sales of Excluded Securities as defined in
                  Section 1.2 of this policy;

            b. Purchases or sales of securities involving less than 2,000 shares of a security included in the Standard & Poor's 500 Index;

            c. Purchases or sales of securities involving less than 2,000 shares of a security of a company with a market capitalization in excess of $200 million and average daily trading volume in excess of 50,000 shares;

            d. Purchases or sales of option contracts on less than 2,000 shares of a security included in the Standard & Poor's 500 Index;

            e. Purchases or sales of option contracts on less than 2,000 shares of a security of a company with a market capitalization in excess of $200 million and average daily trading volume in excess of 50,000 shares;

            f. Purchases or sales of securities effected in any account over which the access person has no direct or indirect influence or control;

            g. Purchases or sales of securities by an access person that are not eligible for purchase or sale by a Fund;

            h. Purchases or sales of securities that are non-volitional on the part of either the client or the access person;

            i. Purchases of securities that are part of an automatic investment plan; and

            j. Purchase of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, or sales of such rights.

      D.    Restrictions on Short Term Trades

            An Investment Representative of a Fund may not profit from the purchase and sale, or sale and purchase, of the same or equivalent securities within 60 calendar days ("short-term trade"). This restriction does not apply to the following short-term trades:

            1.    A short-term trade involving Excluded Securities;

            2. A short-term trade for which express prior approval has been received by the Fund Investment Representative from an individual designated by the Trust;

            3. A short-term trade involving no more than 100 shares of a security included in the Standard & Poor's 500 Index;

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            4.    A short-term trade involving no more than 100 shares of a
                  security of a company with a market capitalization in excess of $200 million and average daily trading volume in excess of 50,000 shares;

            5. A short-term trade involving option contracts on no more than 2000 shares of a security included in the Standard & Poor's 500 Index;

            6. A short-term trade involving option contracts on no more than 2000 shares of a security of a company with a market capitalization in excess of $200 million and average daily trading volume in excess of 50,000 shares;

            7. A short- term trade in any account over which the investment representative has no direct or indirect influence or control;

            8. A short-term trade that is non-volitional on the part of the investment representative; and

            9. A short-term trade resulting from an automatic investment plan.

1.5 REPORTING REQUIREMENTS

      A.    Reporting Requirements by Fund Access Persons

            1.    Transaction Report

                  A Disinterested Trustee must make reports as required within this Section 1.5A.(1) only if he knew at the time of the transaction (or, in the ordinary course of fulfilling his official duties as a trustee, he should have known at the time of the transaction) that the security was purchased or sold by any Fund or was being considered for purchase or sale by any Fund.

                  Within 30 CALENDAR DAYS following the end of each calendar quarter, Access Persons (other than Disinterested Trustees as described above) shall submit a report of personal securities transactions in which the Access Person had a direct or indirect beneficial ownership interest to an individual designated by the Trust. Copies of brokerage statements which contain the same information noted below will be viewed as an acceptable form of reporting so long as the individual designated by the Trust is in receipt of such brokerage statements within 30 calendar days following the end of the calendar quarter. If an access person effected no transactions during the applicable quarter, he shall file a report indicating as such.

                  Information to be included on this quarterly transaction report is as follows:

                  -     Trade Date

                  -     Security Name

                  - Ticker Symbol, CUSIP number, interest rate and maturity date (as applicable)

                  -     Number of Shares or Par

                  -     Type of Transaction (Purchase, Sale or Other)

                  -     Price

                  -     Principal Amount

                  -     Broker Name

                  -     Account Number

                  -     Date of Report

                  The following transactions are not required to be reported:

               i. Transactions in Excluded Securities, but transactions in any Fund are required to be reported;

               ii. Transactions effected through an automatic investment plan so long as the investment allocation was determined in advance of the actual trade; and

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               iii.  Transactions that duplicate information contained in brokerage trade confirmations or account statements received by the individual designated by the Trust no later than 30 days following the applicable calendar quarter.

            2.    Holdings Report

                  A Disinterested Trustee must make reports as required within this Section 1.5A.(2) only if he is deemed by the Trust's CCO to have the same level of access to Fund information as an Advisory Person.

                  Access Persons and Advisory Persons are required to provide a report of all personal securities holdings (other than holdings of Excluded Securities) to an individual designated by the Trust within 10 CALENDAR DAYS upon becoming a Fund Access Person and on an annual basis thereafter. Copies of brokerage statements which contain the same information noted below will be viewed as an acceptable form of reporting. The report is to be current as of a date not more than 45 calendar days prior to submission of the report and must contain the following information:

                  -     Security Name

                  -     Ticker Symbol or CUSIP number

                  -     Number of Shares or Par

                  -     Principal Amount

                  -     Broker or Bank Name

                  -     Date of the Report

            B.    Disclaimer of Ownership

                  A report may contain a statement that it shall not be construed as an admission by the person making the report that he has any direct or indirect beneficial ownership in the reported security.

            C.    Submission of Duplicate Confirmations and Periodic Statements

                  Each Fund Access Person (other than Disinterested Trustees as described below) must arrange for duplicate copies of trade confirmations and periodic statements of his brokerage accounts to be sent to an individual designated by the Trust. A Disinterested Trustee must make reports as required within this Section 1.5C.only if he is deemed by the Trust's CCO to have the same level of access to Fund information as an Advisory Person.

1.6 RECORD KEEPING REQUIREMENTS

            An individual designated by the Trust will keep the applicable records regarding this Code of Ethics and Personal Trading Policy for the number of years as required in the 1940 Act.

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1.7 CERTIFICATIONS

      A.    Certification of Access Persons and Employees of Adviser

            Each Fund Access Person and each employee of an Adviser will certify annually that:

            1. He has read and understood the Code of Ethics and recognizes he is subject to its provisions; and

            2. He has complied with the applicable provisions of the Code of Ethics and has reported all personal securities transactions required to be reported under Section J of the Code.

      B.    Certification of Access Persons who are not "Disinterested
            Trustees":

            In addition to the certification described in paragraph A above, each Fund Access Person who is not a "Disinterested Trustees" will submit to the Trust:

            1. A certified list of the title, number of shares and principal amount of all securities in which he has any direct or indirect beneficial ownership no later than ten days after he becomes an access person and annually thereafter; and

            2. The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person.

1.9 SANCTIONS

      The Board of Trustees of the Trust may impose sanctions it deems appropriate upon any person who violates the Code of Ethics. In addition, the Board of Trustees of the Trust may impose sanctions it deems appropriate upon any person who has engaged in a course of conduct that, although in technical compliance with the Code of Ethics, is part of a plan or scheme to evade the provisions of the Code of Ethics. Sanctions may include a letter of censure, suspension of employment, termination of employment, fines, and disgorgement of profits from prohibited or restricted transactions.